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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 1999

                           SMARTALK TELESERVICES, INC.
             (Exact name of registrant as specified in its charter)

     California                       0-21579                    95-4502740
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
     of incorporation)                                       Identification No.)
5080 Tuttle Crossing Boulevard                                   43016-3566
     Dublin, Ohio                                                (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (614) 789-8500

                                    No change
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          (Former name or former address, if changed since last report)


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ITEM 5 -- OTHER EVENTS.


     On Thursday, January 7, 1999 (Columbus, Ohio): SmarTalk TeleServices, Inc. (Nasdaq:SMTK; the "Company") announced that it has discovered accounting issues that will likely require a restatement of previously reported results for the third quarter ended September 30, 1998 and are expected to have a material adverse effect on such results. The Company has discovered issues that could decrease by approximately $3.6 million the Company's previously reported third quarter revenues of $59.8 million, increase third quarter costs by approximately $2.2 million, and could increase by approximately $0.21 the previously reported third quarter net loss per share of $0.82. These preliminary estimates are currently being reviewed and have not been fully quantified. There can be no assurance that the Company will not discover other accounting issues that could materially adversely affect SmarTalk's restated third quarter financial results.

     It is expected that the Company will experience difficulty in financing its liquidity requirements, both in the long and short term. The Company has retained Zolfo Cooper LLC to provide management assistance.

     Reference is made to the exhibit filed  herewith for a complete text of the
press  release   discussing  the  above  referenced  matters  which  exhibit  is incorporated by reference herein in its entirety.



ITEM 7 -- FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (c) The Exhibit furnished in accordance with Item 601 of Regulation S-K is:


     99.1 Press Release of the Company, dated January 7, 1999.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 1999


                                        SMARTALK TELESERVICES, INC.
                                        (Registrant)


                                        /s/Thaddeus Bereday
                                        -------------------
                                        (Signature)

                                        Thaddeus Bereday
                                        Vice President and General Counsel


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                                  EXHIBIT INDEX
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     (c) The Exhibit furnished in accordance with Item 601 of Regulation S-K is:


     99.1 Press Release of the Company, dated January 7, 1999.